Exhibit 42

COOPERATION AGREEMENT

This Cooperation Agreement (the “Agreement”) is made as of December 22, 2024 (the “Effective Date”) by and among Norse Holdings, Inc., a Delaware corporation (“Parent”), El Puerto de Liverpool, S.A.B. de C.V., a Mexican corporation (sociedad anónima bursátil) (“Liverpool”), and each of the Persons set forth under the heading “Family Members” on the signature pages hereto (each a “Family Member” and collectively the “Family Members” and the Family Members together with Liverpool, the “Investors”, with each an “Investor”). Capitalized terms used herein without definition shall have the respective meanings set forth in the Merger Agreement.

RECITALS

1.            Parent desires to enter into the definitive agreement attached hereto as Exhibit A for the merger (the “Merger”) of Navy Acquisition Co. Inc., a Washington corporation and wholly-owned direct subsidiary of Parent, with and into Nordstrom, Inc., a Washington corporation (the “Company”), with the Company surviving such merger (the “Merger Agreement”).

2.            Concurrently herewith, Liverpool is executing a letter agreement in favor of Parent, pursuant to which Liverpool shall agree, subject to the terms and conditions set forth therein and in accordance with the equity and governance term sheet attached hereto as Exhibit B (the “Equity and Governance Term Sheet”), to make a specified investment in Parent pursuant to the terms of the equity commitment letter attached hereto as Exhibit C (the “Liverpool ECL”).

3.            Liverpool’s investment in Parent under the Liverpool ECL will be comprised of up to $931 million in the form of a common equity investment in Parent and up to $781 million in the form of a loan to Parent (the “Parent Loan”), which loan shall be subject to the terms and conditions set forth in the term sheet attached hereto as Exhibit D (the “Parent Loan Term Sheet Letter”).

4.            Concurrently herewith, each of the Family Members and Liverpool is executing a rollover, voting and support agreement with the Company, pursuant to which Liverpool and each of the Family Members has agreed to (a) vote their shares of common stock and any other voting securities of the Company in favor of the Merger Agreement and the transactions contemplated thereby, and take or abstain from taking certain other actions and (b) contribute a specified number of shares of Common Stock of the Company to Parent, in each case, pursuant to the terms and subject to the conditions set forth in the Rollover, Voting and Support Agreements attached hereto as Exhibit E-1 and Exhibit E-2, respectively (the “Rollover, Voting and Support Agreements”).

5.            Concurrently herewith, Liverpool is executing a limited guaranty in favor of the Company, pursuant to which Liverpool shall guarantee to the Company payment if and when due of an amount equal to 50% of the Reverse Termination Fee payable by Parent to Company pursuant to Section 8.3(b) of the Merger Agreement and the other obligations set forth therein, pursuant to the terms and subject to the conditions set forth in the Limited Guaranty Agreement attached hereto as Exhibit F (the “Liverpool Limited Guaranty Agreement”).

6.            Concurrently herewith, each Family Guarantor (as defined below) is executing a limited guaranty in favor of the Company, pursuant to which each Family Guarantor shall guarantee to the Company payment if and when due of an amount equal to his, her or its respective Family Pro Rata Portion of 50% of the Reverse Termination Fee payable by Parent to Company pursuant to Section 8.3(b) of the Merger Agreement and the other obligations set forth therein, in each case pursuant to the terms and subject to the conditions set forth in the Family Member Limited Guaranty Agreement attached hereto as Exhibit G (the “Family Member Limited Guaranty Agreement,” and together with the Liverpool Guaranty Agreement, the “Limited Guaranty Agreements”).

The Investors and Parent wish to agree to certain terms and conditions that will govern the actions of Parent and the relationship among the Investors with respect to the Merger Agreement, the Merger, the Liverpool ECL, the Rollover, Voting and Support Agreements and the Limited Guaranty Agreements.

AGREEMENT

Therefore, the parties hereto hereby agree as follows:

1.            EFFECTIVENESS.

This Agreement shall become effective on the date hereof and shall terminate (except with respect to Sections 1, 2.2, 2.5.3, 2.6, 2.9, 2.11, 2.12 and Articles 3 (Definitions) and 4) upon the earlier of (a) the closing of the Merger under the Merger Agreement (the “Closing”), and (b) the termination of the Merger Agreement in accordance with its terms; provided, that any obligation or liability resulting from failure to comply with the terms of this Agreement shall survive such termination and any provisions hereof reasonably related to any obligations of Parent that survive the termination of the Merger Agreement and other Transaction Documents shall survive the termination of this Agreement if terminated under the foregoing clause (b).

2.            AGREEMENTS AMONG THE INVESTORS.

2.1            Actions Related to Merger Agreement. Subject to the terms and conditions of this Agreement and the Merger Agreement, during the period during which this Agreement shall be effective until such time as either Liverpool or any Family Guarantor becomes a Non-Funding Investor, Liverpool and the Family Representatives shall jointly administer the operations of Parent and shall use their respective reasonable best efforts to cause Parent to comply with its obligations under the Merger Agreement, including satisfying the conditions to the closing obligations of the Company pursuant to the Merger Agreement and exercising its rights under the Merger Agreement. Any Material Decision of Parent that is to be taken or refrained from being taken in connection with the transactions contemplated by the Merger Agreement shall require joint prior approval from Liverpool and the Family Representatives. A “Material Decision” is a decision that Parent must make in connection with the transactions contemplated by the Merger Agreement, which material decisions shall include, without limitation: (a) determining whether or not the conditions to Closing set forth in Article VII of the Merger Agreement have been satisfied or properly waived; (b) exercising (or not exercising) the right to terminate the Merger Agreement or not affect the Closing if one or more of the conditions to the closing obligations of Parent pursuant to the Merger Agreement have not been satisfied (the “Purchaser Closing Conditions”); (c) any increase or decrease in the amount of, or any change in the form of, merger consideration, dividends or other payment obligations contained in the Merger Agreement; (d) any change to the structure of the transactions contemplated by or to be pursued in connection with the Merger and the structure of Parent’s investment in the Company, including the elements of the structure described in Section 4.8 hereof; (e) any waiver of compliance by the Company or any of its Subsidiaries with any of its representations, warranties or covenants contained in the Merger Agreement (including any timeframe by which the Company is required to comply with an action set forth in the Merger Agreement); (f) any other amendment, change or waiver to any provision of the Merger Agreement or a modification to any material term of the Financing; (g) determining whether or not to conduct any Company Note Offers and Consent Solicitations, including whether or not to initiate, its timing, duration, terms and conditions to consummation, the waiver of any conditions and any other decision with respect to thereto or the Senior Notes, including whether to seek or effectuate their refinancing; and (h) controlling, directing and settling any stockholder-related suit, claim or proceeding arising in connection with the transactions contemplated by the Merger Agreement. Any decision that Parent must make in connection with the Liverpool ECL, Limited Guaranty Agreements or the Rollover, Voting and Support Agreements to which it is a party shall be made by Liverpool or the Family Representatives that is not a party to such agreement (i.e. any decision of Parent with respect to the Liverpool ECL, Liverpool Limited Guaranty or the Rollover, Voting and Support Agreement executed by Liverpool shall be made by the Family Representatives and any decision of Parent with respect to the Family Member Limited Guaranty Agreement or any Rollover, Voting and Support Agreement executed by any Family Member shall be made by Liverpool).

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2.2           Breach of Commitment. If, following satisfaction or waiver of the Purchaser Closing Conditions, any Investor: (a) is unable or unwilling to comply with its obligations upon the Closing as required by the terms of the Liverpool ECL or the Rollover, Voting and Support Agreements to which it is a party, (b) fails upon request of (i) the Family Representatives (in the case of Liverpool) or (ii) Liverpool (in the case of any Family Member), as applicable, to confirm promptly in writing its ability and willingness to comply timely with its obligations in accordance with the Liverpool ECL or the Rollover, Voting and Support Agreements to which it is a party, and/or (c) does not timely comply with its obligations pursuant to the Liverpool ECL or the Rollover, Voting and Support Agreements to which is it is a party as required by the terms of such Liverpool ECL or such Rollover, Voting and Support Agreements, as applicable, then in any such case, such Investor shall be deemed a “Non-Funding Investor” and (i) the Family Representatives, if Liverpool is the Non-Funding Investor, or (ii) Liverpool, if any Family Member is the Non-Funding Investor, may elect on behalf of Parent, to (A) terminate the participation of the Non-Funding Investor in the transactions contemplated by the Merger Agreement by written notice at any time (provided that the remedy in this clause (A) may only be exercised by Liverpool (in the event any Family Member is the Non-Funding Investor) and not by the Family Representatives (in the event Liverpool is the Non-Funding Investor) or (B) obtain specific performance of such Non-Funding Investor’s obligations under the Liverpool ECL or the Rollover, Voting and Support Agreements, as may be applicable, together with recovery from such Non-Funding Investor of all costs incurred by Parent and Family Representatives (on behalf of the Family Members) or Liverpool, as may be applicable, in seeking such specific performance, provided that upon compliance with such specific performance and cost recovery, such Non-Funding Investor shall receive the benefits of such Liverpool ECL and Rollover, Voting and Support Agreements, as may be applicable, and of this Agreement.

2.3           Debt Financing. The Investors shall use their commercially reasonable efforts to cause Parent to, and, if applicable, shall use their commercially reasonable efforts to cause the Company to, enter into and borrow under the definitive agreements relating to the debt financing to be provided at the Closing substantially on the terms set forth on Exhibit H hereto as may be amended with the unanimous prior written consent of Liverpool and the Family Representatives (the “Financing”). For the avoidance of doubt, the Financing may not be terminated and the terms thereof may not be amended or modified without the unanimous prior written consent of Liverpool and the Family Representatives.

2.4           Common Equity and Parent Loan Documentation. Liverpool and the Family Representatives agree to negotiate in good faith with each other such that the Investors may enter into, concurrently with the Closing, (a) the certificate of incorporation, bylaws and stockholders agreement of Parent prior to the consummation of the transactions contemplated by the Merger Agreement, (b) the certificate of incorporation, bylaws and stockholders agreement of the surviving corporation following Parent’s contemplated merger with the Company with respect to their common equity interests in Parent reflecting the terms set forth in the Equity and Governance Term Sheet and (c) the documentation necessary or advisable to document the Parent Loan and deliver and perfect any collateral contemplated thereby, in accordance with the Parent Loan Term Sheet.

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2.5           Commitments; Rollover, Voting and Support.

2.5.1            Each of the Family Members and Liverpool hereby affirms and agrees that (a) it intends to be bound by the provisions set forth in the Liverpool ECL and the Rollover, Voting and Support Agreements to which it is a party and (b) Parent, acting at the direction of the Investors (unless (i) Liverpool is at such time a Non-Funding Investor, in which case, Parent shall act at the direction of the Family Representatives or (ii) any Family Member is at such time a Non-Funding Investor, in which case, Parent shall act at the direction of Liverpool), shall be entitled to enforce the provisions of the Liverpool ECL and the Rollover, Voting and Support Agreements, as may be applicable, but only if either (y) the conditions to perform under the Commitments, as applicable, (other than any conditions related to a failure of an Investor to perform its respective commitments under such documents) are satisfied or have been waived by the applicable Investor seeking to enforce such commitments, or (z) the Company is permitted to enforce the provisions of the Liverpool ECL or the Rollover, Voting and Support Agreements, as applicable, under the specific circumstances and as specifically set forth therein and Section 9.12 of the Merger Agreement and does in fact so enforce, or cause Parent to enforce such provisions. None of the Investors or Parent shall attempt to enforce, or cause Parent to enforce, any of the Liverpool ECL or Rollover, Voting and Support Agreements unless and until the conditions set forth in items (y) or (z) of this Section 2.5.1 have been satisfied.

2.5.2            Each of the Family Members and Liverpool shall comply with the terms of the Rollover, Voting and Support Agreement to which it is a party and notwithstanding any other provision of this Agreement, compliance by the Family Members and Liverpool with the terms of the Rollover, Voting and Support Agreement shall not, in and of itself, be deemed to violate this Agreement or any representation, warranty, covenant or other provision herein.

2.5.3            Each Family Guarantor and Liverpool shall comply with the terms of the Limited Guaranty Agreements to which it is a party and notwithstanding any other provision of this Agreement, compliance by the Family Members or Liverpool with the terms of such Limited Guaranty Agreements shall not, in and of itself, be deemed to violate this Agreement or any representation, warranty, covenant or other provision herein. Each of the Investors shall cooperate in the defense of any claim with respect to which the Investors are or any of them is, or is alleged to be, liable to make payments under the Limited Guaranty Agreements, without such cooperation being construed to create joint and several liability as between Liverpool on the one hand and any Family Member on the other. For the avoidance of doubt, but subject to Section 2.12, (x) Liverpool shall not be required to make any contribution with respect to any amount paid or payable under the Family Member Guaranty Agreement and (y) no Family Member shall be required to make any contribution with respect to any amount paid or payable under the Liverpool Guaranty Agreement.

2.5.4            Prior to the Closing, none of any Family Member or Liverpool shall transfer, directly or indirectly, its rights or obligations under the Liverpool ECL or any Rollover, Voting and Support Agreement to which it is a party, other than: (a) a transfer permitted as provided for in the applicable Liverpool ECL or Rollover, Voting and Support Agreement (including by operation of law in the event of the death of a Family Member); (b) with respect to a Family Member, a transfer to a transferee of common stock of the Company in a permitted transfer under the Rollover, Voting and Support Agreement or the NDA-Standstill Agreement; and (c) a transfer approved by (i) Liverpool, in the case of any transfer by any Family Member, or (ii) Family Representatives, in the case of any transfer by Liverpool, provided, in each case, that the transferee shall be bound by the provisions of this Agreement applicable to the transferor.

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2.6            Merger Agreement Payments.

2.6.1            Parent shall, and the Investors shall use their reasonable best efforts to cause Parent to, arrange that any termination fee or other payment due to Parent as a result of the termination of or non-performance under the Merger Agreement paid by the Company or any of its affiliates (other than the Investors) pursuant to the Merger Agreement (a “Company Termination Payment”) shall be promptly distributed as follows; provided that an Investor whose participation in the transactions contemplated by the Merger Agreement has been terminated pursuant to Section 2.2 hereof shall not be entitled to receive any portion of the Company Termination Payment:

(a)                First, reimbursement to Parent and, after such reimbursement, to each Investor of all out-of-pocket costs and expenses paid or payable in connection with (i) its due diligence review of the Company, (ii) the Rating Evaluation Service review with S&P Global Ratings and the Rating Assessment Service with Moody's and Fitch, (iii) the negotiation, delivery and execution of this Agreement, the Liverpool ECL, the Rollover, Voting and Support Agreements, the Limited Guaranty Agreements and the Merger Agreement and the other agreements and documents contemplated hereby or thereby or entered into in connection herewith or therewith, and (iv) any actions taken in accordance with the terms of this Agreement, the Liverpool ECL, the Rollover, Voting and Support Agreements, the Limited Guaranty Agreements and the Merger Agreement and the other agreements and documents contemplated hereby or thereby or entered into in connection herewith or therewith, including regulatory filings made or to be made pursuant to the Merger Agreement, including, without limitation, filing fees, the reasonable fees, expenses and disbursements of attorneys, accountants, financial advisors, consultants and other advisors retained by the Investors or Parent incurred in connection with the foregoing (collectively, the “Expenses”); and

(b)               Second, distribution of the balance of the Company Termination Payment to each Family Member in accordance with each Family Member’s pro rata ownership of the Company (to an account designated by the Family Representatives for their distribution to the Family Members) and to Liverpool in accordance with their respective Pro Rata Portions.

2.6.2            Notwithstanding the foregoing, if the aggregate amount of Expenses incurred by the Investors (the “Aggregate Expenses”) exceeds the amount of the Company Termination Payment received by Parent from the Company (the “Company Reimbursement Amount”), each Investor shall be entitled to receive a portion of the Company Reimbursement Amount equal to the proportion that the Expenses incurred by such Investor represent of the Aggregate Expenses.

2.6.3            In the event that a Reverse Termination Fee or any Additional Obligations become payable to the Company by Parent pursuant to the terms and conditions of the Merger Agreement (“Parent MGA Payment”) and (a) Liverpool, on the one hand, or any Family Member, on the other hand (any such Person, for purposes of this Section 2.6.3, a “Triggering Person”), has become a Non-Funding Investor or (b) a Triggering Person determines that it does not intend to fulfill its Commitments upon the Closing because the Triggering Person has concluded that one or more of the Purchaser Closing Conditions have not been satisfied and, in the case of Liverpool being the Triggering Person, the Family Representatives (here, the “Non-Triggering Person”), or in the case of the Family Representatives making such determination, Liverpool (here, the “Non-Triggering Person”) disagreed with such conclusion (as evidenced in writing to the Triggering Person) and it is later determined by a court of competent jurisdiction that such Purchaser Closing Condition(s) had been satisfied at the time that the Triggering Person claimed that such Purchaser Closing Condition(s) had not been satisfied, then, in addition to all other remedies provided for herein, the Triggering Person shall be required to pay all the Expenses the Non-Triggering Person incurred.

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2.7           Information. Parent shall keep Liverpool and the Family Representatives informed, on a current basis, of developments relating to the Merger, including the likely Closing Date. If Parent receives any notice under the Merger Agreement, Parent shall promptly notify Liverpool and the Family Representatives. Each of Liverpool, on the one hand, and Family Representatives, on the other hand, agrees to promptly communicate to the other any information it becomes aware of which is material or would reasonably be expected to be material in the context of the Merger Agreement, the transactions contemplated thereby and the due diligence being conducted in connection therewith, provided that each of Liverpool, on the one hand, and Family Representatives, on the other hand, shall not be required to communicate such information where it is not permitted to disclose such information as a result of any fiduciary or similar duties or any confidentiality obligation owed to any third party that is not an Affiliate.

2.8           Regulatory Matters. Each of Liverpool, on the one hand, and Family Representatives, on the other hand, shall work together in good faith to determine the filings that are required by applicable antitrust, competition, foreign investment, fair trade, “know your customer,” anti-money laundering or anti-bribery laws or regulations or other applicable laws or regulations relating to or in connection with the transactions contemplated hereby (“Regulatory Laws”). Subject to appropriate confidentiality undertakings, each of Liverpool, on the one hand, and Family Representatives, on the other hand, undertakes to provide all information reasonably necessary to assess whether any filings or notifications are required under any Regulatory Laws, and if so, all information reasonably necessary to complete and submit such filings and notifications in accordance with Regulatory Laws.

2.9           Expense Responsibility.

2.9.1            Subject to Section 2.2, Section 2.6.2, Section 2.6.3, Section 2.11 and Section 2.12, each of Liverpool, on the one hand, and the Family Guarantors, on the other hand, shall be responsible for and bear 50% of the Expenses incurred by Parent in the event the Closing does not occur; provided that, prior to the Closing, each Investor shall use its commercially reasonable efforts to cause Parent not to incur any expenses other than those expressly set forth on Exhibit I-1.

2.9.2            Upon the Closing of the Merger, the Investors shall cause the Company to reimburse each Investor for all Expenses paid or payable through the Closing by such Investor, including, without limitation, the fees and expenses of the advisors as set forth on Exhibit I-2 (and, for the avoidance of doubt, if upon the Closing an Investor has not yet paid an applicable payee of Expenses the Expenses due to such payee, then, in lieu of reimbursing the Investor for such Expenses, the Investor may direct the Company to pay the payee directly).

2.10          Appointment of Family Representatives.

2.10.1          Each Family Member hereby irrevocably appoints the Family Representatives as the representative, attorney-in-fact and agent of such Family Member, with full power of substitution to act in the name, place and stead of such Family Member in accordance with the terms and provisions of this Agreement and to act on behalf of such Family Member in any amendment of this Agreement and to do or refrain from doing all such further acts and things, and to execute all such documents, as the Family Representatives will deem necessary or appropriate in conjunction with this Agreement, including the power:

(a)                to take all action reasonably necessary or desirable in connection with the obligations of such Family Member to consummate the transactions contemplated by this Agreement (the “Transactions”);

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(b)               to defend, negotiate, settle and otherwise control claims in connection with this Agreement;

(c)                to give or agree to, on behalf of all or any Family Member, any and all consents, waivers, amendments or modifications deemed by the Family Representatives, in their sole and absolute discretion, to be necessary or appropriate under this Agreement and the execution or delivery of any documents that may be necessary or appropriate in connection therewith;

(d)               to dispute or refrain from disputing, on behalf of all or any Family Member, any claim made by Liverpool under this Agreement or any litigation or arbitration involving this Agreement;

(e)                to negotiate and compromise, on behalf of such Family Member, any dispute that may arise under, and exercise or refrain from exercising any remedies available under, this Agreement, and to execute, on behalf of each Family Member, any settlement agreement, release or other document with respect to such dispute or remedy;

(f)                to engage attorneys, accountants, agents or consultants on behalf of the Family Members in connection with this Agreement and to pay any fees related thereto;

(g)               to give and receive all notices and communications to be given or received under this Agreement and to receive service of process in connection with any claims under this Agreement and the Transactions; and

(h)               to take all actions that, under this Agreement may be taken by or on behalf of any Family Member and to do or refrain from doing any further act or deed on behalf of such Family Member that the Family Representatives deem necessary or appropriate in their sole discretion relating to the subject matter of this Agreement as fully and completely as such Family Member could do if personally present.

2.10.2          The Family Representatives will not be liable to the Family Members for any act taken or omitted by the Family Representatives as permitted under this Agreement, except if such act is taken or omitted in bad faith or by material and intentional misconduct. The Family Representatives will also be fully protected against Family Members in relying upon any written notice, demand, certificate or document that they or any one of them in good faith believe to be genuine (including facsimiles thereof).

2.10.3          The Family Members agree to indemnify the Family Representatives for, and to hold the Family Representatives harmless against, any loss, liability or expense incurred without willful misconduct or bad faith on the part of the Family Representatives, arising out of or in connection with the Family Representatives’ carrying out their duties under this Agreement, including costs and expenses of successfully defending the Family Representatives against any claim of liability with respect thereto. The Family Representatives may consult with counsel of their own choice and will have full and complete authorization and protection for any action taken and suffered by them in good faith and in accordance with the opinion of such counsel.

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2.10.4          The Family Members agree that the agency described in this Section 2.10 is coupled with an interest, is irrevocable without the consent of the Family Representatives and will survive the death, incapacity, bankruptcy, dissolution or liquidation of any Family Member. All decisions and actions by the Family Representatives (to the extent authorized by this Agreement) will be binding upon all Family Members, no Family Member will have the right to object, dissent, protest or otherwise contest the same.

2.10.5          In furtherance, and not in limitation, of the foregoing provisions of this Section 2.10, each Family Member hereby provides the Family Representatives with the power (including as representative, attorney-in-fact and agent, with full power of substitution to act in the name, place and stead thereof) to similarly take such actions or refrain from taking such actions on behalf of such Family Member as provided to the Family Representatives by the Family Members pursuant hereto.

2.10.6          Liverpool shall be entitled to conclusively rely (without any verification or other inquiry) on any action or decision of the Family Representatives (including any notice delivered to, or received from, the Family Representatives) taken or made hereunder.

2.11          Representations and Warranties; Covenants. Each Investor hereby represents, warrants and covenants, severally as to itself only, to each other Investor that:

2.11.1          Such Investor (if not a natural person) is duly organized, validly existing, and in good standing (or equivalent status, if applicable) under the laws of the jurisdiction in which it was formed. Such Investor has the right, full power, capacity and authority, as applicable, to execute and deliver this Agreement and to perform his, her or its obligations hereunder.

2.11.2          The execution, delivery, and performance of this Agreement by such Investor: (a) does not violate the charter or governance documents of such Investor (if not a natural person), or any contract, agreement, commitment, lease, order, judgment, or decree to which such Investor is a party; and (b) if not a natural person, has been duly authorized by the Investor and all necessary action has been taken by the Investor’s board, managers, members, or other requisite governance bodies or persons, as applicable, has been taken for such authorization to be effective.

2.11.3          This Agreement is valid and binding upon such Investor, subject to bankruptcy, reorganization and other similar laws affecting the enforcement of creditors’ rights generally.

2.11.4          If such Investor is married, and any of the shares of common stock of the Company owned or otherwise held by such Investor constitute community property or otherwise need spousal or similar consent for any Transaction Document to which such Investor is a party to be legal, valid and binding, then such Transaction Document has been duly and validly authorized by all necessary spousal or community property action.

2.11.5          If the transactions contemplated by the Merger Agreement are consummated, such Investor shall use its commercially reasonable efforts to cause the Company to enter into employment agreements with each of Erik Nordstrom, James F. Nordstrom, Jr. and Peter Nordstrom, inclusive of the terms set forth on Exhibit B, and such other terms as may be mutually agreed between each of Erik Nordstrom, James F. Nordstrom, Jr. and Peter Nordstrom, on the one hand, and Liverpool, on the other, and one or more management incentive plans containing the terms and conditions as may be mutually agreed by the Family Representatives and Liverpool. For the avoidance of doubt, this Agreement (including the terms set forth on Exhibit B) does not constitute, and in no event shall be deemed to constitute, an employment agreement between any Investor or any of its current or future Affiliates (or, following consummation of the transactions contemplated by the Merger Agreement, the Company), on the one hand, and any of Erik Nordstrom, James F. Nordstrom, Jr. or Peter Nordstrom, on the other hand.

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2.11.6          To the extent such Investor or Family Member is employed by or manages the Company or any of its Subsidiaries, subject to their fiduciary duties under applicable Law based upon the advice of outside counsel, such Person in their role as a director, officer or employee of the Company or its Subsidiaries, shall not take or cause the Company or its Subsidiaries to act or fail to act, in a manner that would or would reasonably be expected to, cause a material inaccuracy in the Company’s representations and warranties in any Transaction Document, a material breach of the Company’s covenants and agreements in any Transaction Document, a Below Investment Grade Rating Event or a decrease in Company Cash on Hand below the Company Cash Amount.

2.12          Indemnification. To the extent that any Parent MGA Payments become payable to the Company pursuant to the terms and subject to the conditions of the Merger Agreement primarily as a result of either Liverpool’s, on the one hand, or any Family Member’s, on the other hand, breach of its obligations under the Merger Agreement, the Liverpool ECL, the Limited Guaranty Agreements, the Rollover, Voting and Support Agreements, any other Transaction Document or this Agreement, either Liverpool, on the one hand, or the Family Guarantors in accordance with the Family Pro Rata Portion, on the other hand, if any Family Member is the breaching Investor (such breaching Investor, or the Family Members, in the case of any breaching Family Member, the “Indemnifying Investor”), shall be solely responsible and liable for (and in the case of the Family Members shall be severally and not jointly liable for) and shall indemnify and hold harmless either Liverpool, on the one hand, or the Family Members, on the other hand, that is not an Indemnifying Investor and such Investor’s Affiliates (collectively, the “Indemnified Investor Parties”) with respect to, and shall pay, the portion of the Parent MGA Payments and any reasonable, documented out-of-pocket costs and expenses incurred by the Indemnified Investor Parties to the extent arising from such breach (including any associated Expenses); provided, that the foregoing will not apply to any losses, damages or payments, as applicable, of an Indemnified Investor Party to the extent found by a final non-appealable decision of a court of competent jurisdiction to have resulted primarily from the gross negligence, bad faith, fraud or willful misconduct of such Indemnified Investor Party.

3.            DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

3.1            “Commitments” mean the various commitments made by the parties hereto, including pursuant the Liverpool ECL, the Rollover, Voting and Support Agreements and the Limited Guaranty Agreements, with each such commitment being a “Commitment”.

3.2            “Family Guarantor” means each of parties identified on Exhibit J hereto.

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3.3            “Family Pro Rata Portion” means the percentage allocation ascribed to each Family Guarantor set forth on Exhibit J hereto.

3.4            “Family Representatives” means, at any time, at least two of Peter Nordstrom, Erik Nordstrom and James F. Nordstrom, Jr. (except for any of the foregoing who is a Non-Funding Investor at such time).

3.5            “Funding Investor” shall mean each Investor unless such Investor becomes a Non-Funding Investor, in which event such Investor shall have none of the rights provided to a Funding Investor hereby.

3.6            “NDA-Standstill Agreement” shall mean that Letter Agreement (as amended, supplemented and/or joined), dated April 17, 2024, by and among the Company and each Family Member.

3.7            “Person” shall mean any individual, partnership, corporation, trust, business trust, limited liability company, limited partnership, limited liability partnership, joint stock company, trust, unincorporated association, joint venture, company or other entity.

3.8            “Pro Rata Portion” means (a) with respect to Liverpool, 50%, and (b) with respect to Family Members, or Family Guarantors, as the case may be collectively, 50%.

4.            MISCELLANEOUS.

4.1            Amendment. This Agreement may be amended or modified and the provisions hereof may be waived, only by an agreement in writing signed by Liverpool and the Family Representatives.

4.2            Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

4.3            Remedies. Neither Parent nor any other party hereto will have the right to recover lost profits, diminution in value (including loss in value of the common stock of the Company) or benefit of the bargain damages or any special, indirect, or consequential damages (other than recovery of Expenses or costs as set forth in Section 2.2 or the Parent MGA Payments pursuant to Section 2.6.3 or the indemnification obligations pursuant to Section 2.11) from any other party to this Agreement.

4.4            No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that Parent and the Investors may be corporations, partnerships or limited liability companies, and trusts, Parent and each Investor covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any former, current or future directors, officers, agents, affiliates, general or limited partners, members, managers, trustees, trust beneficiaries or stockholders of Parent or any Investor or any former, current or future directors, officers, agents, affiliates, employees, general or limited partners, members, managers, trustees, trust beneficiaries or stockholders of any of the foregoing, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future director, officer, employee, general or limited partner or member, manager, trustee or beneficiary of Parent or any Investor or of any partner, member, manager or affiliate thereof, as such, for any obligation of Parent or any Investor under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation; provided, that for the avoidance of doubt, each Person that executes this Agreement and thereby becomes a party to this Agreement shall be liable for its obligations under this Agreement as and to the extent set forth herein.

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4.5            Governing Law; Jurisdiction; JURY WAIVER. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED IN THAT STATE. Each party hereto irrevocably and unconditionally consents to submit to the exclusive personal jurisdiction of the state courts of the Delaware Court of Chancery, any other court of the State of Delaware or any federal court sitting in the State of Delaware for such actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any such action, suit or proceeding except in such courts). Notwithstanding the foregoing, any party hereto may commence an action, suit or proceeding with any governmental entity anywhere in the world for the sole purpose of seeking recognition and enforcement of a judgment of any court referred to in the preceding sentence. Each party hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby in state courts of the Delaware Court of Chancery, any other court of the State of Delaware or any federal court sitting in the State of Delaware, and further waives the right to, and agrees not to, plead or claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Service of any process, summons, notice or document by U.S. registered mail to each party at the address set forth on the signature page hereto shall be effective service of process for any action, suit or proceeding brought against such party in any court of competent jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

4.6            Exercise of Rights and Remedies. The parties hereto agree that no failure or delay by the other party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. No party’s waiver of any right, power or privilege hereunder, and a party’s consent to any action that requires its consent hereunder, shall be effective only if given in writing by such party.

4.7            Other Agreements; Assignment. This Agreement, together with the agreements referenced herein, constitutes the entire agreement, and supersedes all prior agreements, understandings, negotiations and statements, both written and oral, among the parties or any of their affiliates with respect to the subject matter contained herein except for such other agreements as are referenced herein which shall continue in full force and effect in accordance with their terms. Other than as provided herein, this Agreement shall not be assigned without the prior written consent of the parties hereto.

4.8           Tax Structure. Parent and each Investor shall cooperate to structure the contribution of the common stock of the Company to the Investors pursuant to any Rollover, Voting and Support Agreements to which such Investors are a party shall on a tax deferred basis. Parent and each Investor shall also cooperate to structure the merger transaction consistent with existing Internal Revenue Service and applicable state rulings concluding that the creation of Parent followed by the merger of Acquisition Sub into the Company with the Investors exchanging Company stock for Parent stock, and with the other shareholders of the Company receiving cash (the “Merger Transaction Tax Result”). In addition, neither of the Parent nor any Investor may take any action to amend, modify or waive any provision of the Merger Agreement or any related agreement (including this Agreement) if such amendment, waiver or modification would result in a material adverse change in the ability of any Investor to contribute common stock on a tax deferred basis pursuant to any Rollover, Voting and Support Agreement to which it is a party or fully realize the Merger Transaction Tax Result.

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4.9            Press Release; Communications. Liverpool and the Family Representatives will coordinate any and all notices, releases, statements, communications to the general public or the press and any required filings, in each case, relating to this Agreement, the Merger Agreement, the documents relating to the Financing or the transactions contemplated hereby or thereby. Such releases, statements, communications and/or filings shall be made only at such times and in such manner as may be agreed upon by Liverpool and the Family Representatives; provided, that Liverpool and the Family Representatives shall be entitled to issue such press releases and to make such public statements as are required by applicable laws and regulations (including securities laws and regulations), in which case the other Investor shall be advised thereof and Liverpool and the Family Representatives shall use their reasonable efforts to cause a mutually agreeable release or announcement to be issued; provided, further, that to the extent practicable, any required filing shall be approved by Liverpool and the Family Representatives, as applicable, with such approval not to be unreasonably withheld, conditioned or delayed prior to the public disclosure thereof. Once and solely to the extent such information has been made available to the general public in accordance with this Agreement, this Section 4.9 shall no longer apply to such information (other than in the case of any such required filings, which shall to the extent practicable be subject to the prior approval of the Investors).

4.10         Non-Circumvention. Each party hereto agrees that it shall not indirectly accomplish that which it is not permitted to accomplish directly under this Agreement.

4.11          No Third Party Beneficiaries. The parties hereby agree that their hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the parties hereto and their respective successors and permitted assigns, and nothing set forth in this Agreement shall be construed to confer upon or give to any Person, other than the parties hereto and their respective successors and permitted assigns, any benefits, rights or remedies under or by reason of, or any rights to enforce the obligations set forth herein.

4.12          General. Nothing in this Agreement shall be deemed to constitute a partnership between any of the parties, nor constitute any part the agent of any other party for any purpose. This Agreement may be executed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Notwithstanding anything in this Agreement to the contrary, in no event shall the obligations of any party set forth in this Agreement convey to any other party or any other person voting power in the election of directors of the Company, sole or shared ownership of any shares of common stock of the Company, or sole or shared power to vote any shares of common stock of the Company or to direct the exercise of voting power of any such shares. For the convenience of the parties, this Agreement may be executed by PDF, facsimile or other electronic means and in counterparts, each of which shall be deemed to be an original, and both of which, taken together, shall constitute one agreement binding on both parties hereto.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first above written.

EL PUERTO DE LIVERPOOL, S.A.B. DE C.V.

By:	/s/ Graciano Francisco Guichard González
Name:	Graciano Francisco Guichard González
Title:	Chairman of the Board

By:	/s/ Enrique Güijosa Hidalgo
Name:	Enrique Güijosa Hidalgo
Title:	Chief Executive Officer

Address: [***]
Attention: Gonzalo Gallegos
Jacobo Apichoto
Email: [***]

[Signature Page to Cooperation Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first above written.

NORSE HOLDINGS, INC.

By:	/s/ Erik B. Nordstrom
Name:	Erik B. Nordstrom
Title:	Co-Chief Executive Officer

Address:

c/o Norse Holdings, Inc.

1617 Sixth Avenue

Seattle, WA 98101

[Signature Page to Cooperation Agreement]

Erik B. Nordstrom

/s/ Erik B. Nordstrom
Erik B. Nordstrom

Address:	[**]

[Signature Page to Cooperation Agreement]

JULIE A. NORDSTROM

/s/ Julie A. Nordstrom
Julie A. Nordstrom

Address:	[**]

[Signature Page to Cooperation Agreement]

PETER E. NORDSTROM

/s/ Peter F. Nordstrom
Peter E. Nordstrom

Address:	[**]

[Signature Page to Cooperation Agreement]

BRANDY F. NORDSTROM

/s/ Brandy F. Nordstrom
Brandy F. Nordstrom

Address:	[**]

[Signature Page to Cooperation Agreement]

JAMES F. NORDSTROM, JR.

/s/ James F. Nordstrom, Jr.
James F. Nordstrom, Jr.

Address:	[**]

[Signature Page to Cooperation Agreement]

Katharine T. Nordstrom 2007
Trust Agreement

By:	/s/ James F. Nordstrom, Jr.
Name:	James F. Nordstrom, Jr.
Title:	Trustee

Address:	[**]

[Signature Page to Cooperation Agreement]

JULIA K. Nordstrom 2007
Trust Agreement

By:	/s/ James F. Nordstrom, Jr.
Name:	James F. Nordstrom, Jr.
Title:	Trustee

Address:	[**]

[Signature Page to Cooperation Agreement]

AUDREY G. Nordstrom 2007
Trust Agreement

By:	/s/ James F. Nordstrom, Jr.
Name:	James F. Nordstrom, Jr.
Title:	Trustee

Address:	[**]

[Signature Page to Cooperation Agreement]

LISA Nordstrom

/s/ Lisa Nordstrom
Lisa Nordstrom

Address:	[**]

[Signature Page to Cooperation Agreement]

ANNE E. GITTINGER

/s/ Anne E. Gittinger
Anne E. Gittinger

Address:	[**]

[Signature Page to Cooperation Agreement]

1976 Elizabeth J. Nordstrom Trust
FBO Anne Gittinger

By:	/s/ Anne E. Gittinger
Name:	Anne E. Gittinger
Title:	Trustee

Address:	[**]

[Signature Page to Cooperation Agreement]

Anne E. Gittinger Trust
u/w Everett W. Nordstrom

By:	/s/ Charles W. Riley, Jr.
Name:	Charles W. Riley, Jr.
Title:	Trustee

Address:	[**]

[Signature Page to Cooperation Agreement]

SUSAN E. DUNN

/s/ Susan E. Dunn
Susan E. Dunn

Address:	[**]

[Signature Page to Cooperation Agreement]

Susan E. Dunn Trust
u/w Elizabeth J. Nordstrom

By:	/s/ Susan E. Dunn
Name:	Susan E. Dunn
Title:	Trustee

Address:	[**]

[Signature Page to Cooperation Agreement]

ESTATE OF Bruce A. Nordstrom

By:	/s/ Margaret Jean O’Roark Nordstrom
Name:	Margaret Jean O’Roark Nordstrom
Title:	Co-Executor

By:	/s/ Peter E. Nordstrom
Name:	Peter E. Nordstrom
Title:	Co-Executor

By:	/s/ Erik B. Nordstrom
Name:	Erik B. Nordstrom
Title:	Co-Executor

Address:	[**]

[Signature Page to Cooperation Agreement]

1976 BRUCE A. NORDSTROM TRUSt
(aka 1976 ELIZABETH J. NORDSTROM TRUST FBO BRUCE A. NORDSTROM)

By:	/s/ Peter E. Nordstrom
Name:	Peter E. Nordstrom
Title:	Co-Trustee

By:	/s/ Erik B. Nordstrom
Name:	Erik B. Nordstrom
Title:	Co-Trustee

Address:	[**]

[Signature Page to Cooperation Agreement]

TRUST A U/W FRANCES W. NORDSTROM

By:	/s/ Peter E. Nordstrom
Name:	Peter E. Nordstrom
Title:	Co-Trustee

By:	/s/ Erik B. Nordstrom
Name:	Erik B. Nordstrom
Title:	Co-Trustee

By:	/s/ Charles W. Riley, Jr.
Name:	Charles W. Riley, Jr.
Title:	Co-Trustee

Address:	[**]

[Signature Page to Cooperation Agreement]

Margaret Jean O'Roark Nordstrom

/s/ Margaret Jean O’Roark Nordstrom
Margaret Jean O'Roark Nordstrom

Address:	[**]

[Signature Page to Cooperation Agreement]

BRUCE AND JEANNIE NORDSTROM 2010 MFN TRUST

By:	/s/ Peter E. Nordstrom
Name:	Peter E. Nordstrom
Title:	Trustee

Address:	[**]

[Signature Page to Cooperation Agreement]

PETE AND BRANDY NORDSTROM 2010 MFN TRUST

By:	/s/ Erik B. Nordstrom
Name:	Erik B. Nordstrom
Title:	Trustee

Address:	[**]

[Signature Page to Cooperation Agreement]

BRUCE AND JEANNIE NORDSTROM 2012 CFN TRUST

By:	/s/ Peter E. Nordstrom
Name:	Peter E. Nordstrom
Title:	Trustee

Address:	[**]

[Signature Page to Cooperation Agreement]

PETE AND BRANDY NORDSTROM 2012 CFN TRUST

By:	/s/ Erik B. Nordstrom
Name:	Erik B. Nordstrom
Title:	Trustee

Address:	[**]

[Signature Page to Cooperation Agreement]

PETE AND BRANDY NORDSTROM 2012 CHILDREN'S TRUST

By:	/s/ Erik B. Nordstrom
Name:	Erik B. Nordstrom
Title:	Trustee

Address:	[**]

[Signature Page to Cooperation Agreement]

Leigh E. Nordstrom

/s/ Leigh E. Nordstrom
Leigh E. Nordstrom

Address:	[**]

[Signature Page to Cooperation Agreement]

Samuel C. Nordstrom

/s/ Samuel C. Nordstrom
Samuel C. Nordstrom

Address:	[**]

[Signature Page to Cooperation Agreement]

Sara D. Nordstrom

/s/ Sara D. Nordstrom
Sara D. Nordstrom

Address:	[**]

[Signature Page to Cooperation Agreement]

ERIK AND JULIE NORDSTROM 2012
SARA D. NORDSTROM TRUST

By:	/s/ Peter E. Nordstrom
Name:	Peter E. Nordstrom
Title:	Trustee

Address:	[**]

[Signature Page to Cooperation Agreement]

LN 1989 TRUST JWN

By:	/s/ Linda Nordstrom
Name:	Linda Nordstrom
Title:	Trustee

Address:	[**]

[Signature Page to Cooperation Agreement]

LN Holdings JWN LLC

By:	/s/ Kimberly Mowat Bentz
Name:	Kimberly Mowat Bentz
Title:	Manager

Address:	[**]

[Signature Page to Cooperation Agreement]

LN Holdings JWN II LLC

By:	/s/ Kimberly Mowat Bentz
Name:	Kimberly Mowat Bentz
Title:	Manager

Address:	[**]

[Signature Page to Cooperation Agreement]

LN Medina Family LLC

By:	/s/ Kimberly Mowat Bentz
Name:	Kimberly Mowat Bentz
Title:	Manager

Address:	[**]

[Signature Page to Cooperation Agreement]

Alexandra F. Nordstrom

/s/ Alexandra F. Nordstrom
Alexandra F. Nordstrom

Address:	[**]

[Signature Page to Cooperation Agreement]

Blake & Molly Nordstrom 2012 TRUST
FBO Alexandra F. Nordstrom

By:	/s/ Alexandra F. Nordstrom
Name:	Alexandra F. Nordstrom
Title:	Trustee

Address:	[**]

[Signature Page to Cooperation Agreement]

Andrew L. Nordstrom

/s/ Andrew L. Nordstrom
Andrew L. Nordstrom

Address:	[**]

[Signature Page to Cooperation Agreement]

Blake and Molly Nordstrom
2012 TRUST FBO Andrew L Nordstrom

By:	/s/ Andrew L. Nordstrom
Name:	Andrew L. Nordstrom
Title:	Trustee

Address:	[**]

[Signature Page to Cooperation Agreement]

Molly Nordstrom

/s/ Molly Nordstrom
Molly Nordstrom

Address:	[**]

[Signature Page to Cooperation Agreement]

BWN Trust u/w Blake W. Nordstrom

By:	/s/ Molly Nordstrom
Name:	Molly Nordstrom
Title:	Trustee

Address:	[**]

[Signature Page to Cooperation Agreement]

Mari Mowat Wolf

/s/ Mari Mowat Wolf
Mari Mowat Wolf

Address:	[**]

[Signature Page to Cooperation Agreement]

Kimberly Mowat Bentz

/s/ Kimberly Mowat Bentz
Kimberly Mowat Bentz

Address:	[**]

[Signature Page to Cooperation Agreement]

Blake Mowat Bentz 1991 Trust

By:	/s/ Kimberly Mowat Bentz
Name:	Kimberly Mowat Bentz
Title:	Trustee

Address:	[**]

[Signature Page to Cooperation Agreement]

Kyle Andrew Bentz Trust 1993

By:	/s/ Kimberly Mowat Bentz
Name:	Kimberly Mowat Bentz
Title:	Trustee

Address:	[**]

[Signature Page to Cooperation Agreement]